            CONFIDENTIAL TREATMENT REQUESTED BY CELL GENESYS, INC.



                                                                Exhibit 10.39

                  UNIVERSAL RECEPTOR LICENSE OPTION AGREEMENT


         THIS UNIVERSAL RECEPTOR LICENSE OPTION AGREEMENT (the "Agreement") effective as of June 28, 1996 (the "Effective Date") is made by and between Cell Genesys, Inc., a Delaware corporation ("CGI"), and Xenotech, L.P., a California limited partnership ("Xenotech").

                                    RECITALS

         Xenotech desires to grant to CGI and CGI desires to acquire from Xenotech options to exclusive worldwide licenses or sublicenses, as the case may be, under the [ * ] Technology to commercialize Universal Receptor Products
(as defined below), on the terms and conditions herein.

         NOW, THEREFORE, in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article shall have the meanings set forth below:

         1.1 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with CGI or Xenotech. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, Xenotech shall not be an Affiliate of CGI under this Agreement and Xenotech shall not be considered controlled by CGI for purposes of determining Affiliates of CGI.

         1.2 "Master Research License and Option Agreement" shall mean the Master Research License and Option Agreement among CGI, Xenotech and Japan Tobacco Inc. dated as of June 28, 1996.

         1.3 "[ * ] Mice" shall mean mice having the following genotype, as shown by Southern blotting analysis:

                [ * ]

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[ * ]

         1.4 "[ * ] Mice" shall mean mice having the following genotype, as shown by Southern blotting analysis:

              [ * ]

         1.5 "[ * ] Mice" shall mean mice having the following genotype, as shown by Southern blotting analysis:

              [ * ]

         1.6 "Target" shall have the meaning set forth in Exhibit B attached hereto.

         1.7  "Universal Donor Cell" shall mean a cell, [ * ]

         1.8  "Universal Donor Cell Product" shall mean a [ * ]



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         1.9  "Universal Receptor Product" shall mean a substance that is developed utilizing [ * ] Universal Receptor Technology.

         1.10 "Universal Receptor Technology" shall mean technology for [ * ] As used herein, "universal receptor" shall mean a receptor [ * ]

         1.11 "[ * ] Technology" shall mean (i) all U.S. patent applications listed on Schedule 1 and patents issuing thereon; (ii) any continuations, divisionals, reexaminations, reissues or extensions of any of (i) above; (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above; and (iv) the [ * ] Mice.

2.       SUPPLY OF BREEDING MICE

         2.1 The [ * ] Mice which are being provided to CGI pursuant to the Master Research License and Option Agreement, subject to Section 9.3 may also be used by CGI pursuant to the Research License set forth in Article 3 hereof for its own research purposes or those of its Affiliates and may not be transferred or otherwise made available to any third party.

         2.2 This Agreement shall provide no separate right to the colonies of Mice, as defined in the Master Research License and Option Agreement being provided to CGI by Xenotech pursuant thereto.

3.       GRANT OF RESEARCH LICENSE


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         Xenotech hereby grants to CGI an exclusive worldwide royalty-free license, with no right to sublicense, to practice the [ * ] Technology to conduct research programs directed at the discovery, development and creation of Universal Receptor Products ("Research License").

4.       OPTION PAYMENTS

         In consideration for the options granted to Universal Receptor Products herein and for the other covenants set forth herein, CGI agrees to pay Xenotech [ * ] during the term of this Agreement. Such amount shall be paid within thirty days of [ * ] Such amount shall be paid within thirty days of [ * ]

5.       OPTIONS TO UNIVERSAL RECEPTOR PRODUCTS

         5.1 Grant. Xenotech hereby grants to CGI options, exercisable in accordance with this Article 5, to acquire exclusive licenses, at CGI's election, to Universal Receptor Products, on the terms and subject to the conditions set forth below and in the form of the Universal Receptor Product License attached hereto as Exhibit A.

         5.2 Notice of Targets. CGI shall deliver to Xenotech a written notice containing a description of the Target for each Universal Receptor Product for which CGI seeks an option. [ * ]

         5.3 Exercise of Option. CGI shall have a right to exercise an option for a Universal Receptor Product for which it has given Xenotech a notice pursuant to Section 5.2 by signing and delivering to Xenotech an executed Universal Receptor Product License for such Universal Receptor Product.

         5.4 Termination of Option. An option for a Universal Receptor Product shall expire on the date such Universal Receptor Product enters human clinical trials.

6.       CONFIDENTIAL INFORMATION

         6.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by another party hereto pursuant to this Agreement except to the extent that it can be established by the receiving party by competent proof that such information:


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              (a)  was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

              (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

              (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

              (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

         6.2  Permitted Disclosures. Notwithstanding Sections 6.1 above and
Section 10.17 below, each party hereto may disclose the other party's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, making a permitted sublicense or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of the other party's secret or confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding the foregoing, Xenotech shall not disclose to third parties, clinical data or regulatory filings received from CGI except as agreed in writing by CGI.

7.       REPRESENTATIONS and WARRANTIES

         7.1 Xenotech. Xenotech represents and warrants that: (i) it has the full right and authority to enter into this Agreement and grant the rights and options granted herein; (ii) it has not previously granted and will not grant any rights inconsistent or in conflict with the rights and options granted to CGI herein; (iii) there are no existing or threatened actions, suits or claims pending against Xenotech with respect to the [ * ] Technology or the right of Xenotech to enter into and perform its obligations under this Agreement; and
(iv) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the [ * ] Technology, or any portion thereof, with respect to the Universal Receptor Products, or their manufacture or use; and


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(v) Schedule 2 hereto sets forth all royalties, license fees, milestone payments and similar payments due to third parties for which CGI is obligated to reimburse Xenotech under Section 5.1 of Exhibit A as of the Effective Date.

         7.2 CGI. CGI represents and warrants that: (i) it has the full right and authority to enter into this Agreement, (ii) to its knowledge, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof (except for the pending or threatened litigation with GenPharm International, Inc.) or the right of CGI to enter into and perform its obligations under this Agreement; (iii) it has not entered into and during the term of this Agreement will not enter into any other agreement inconsistent or in conflict with this Agreement; and (iv) the financial terms contained in the Universal Product License attached hereto as Exhibit A are consistent with the financial terms agreed upon by third-party licensors of antibody and related technologies which are needed to commercialize products utilizing the Universal Receptor Technology.

         7.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, XENOTECH MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF [ * ] TECHNOLOGY CLAIMS, ISSUED OR PENDING.

         7.4 Effect of Representations and Warranties. It is understood that if the representations and warranties under this Article 7 are not true and accurate and a party incurs liabilities, costs or other expenses as a result of such falsity, the party at fault shall indemnify, defend and hold the injured party harmless from and against any such liabilities, costs or expenses incurred, provided that the party at fault receives prompt notice of any claim against the injured party resulting from or related to such falsity and the sole right to control the defense or settlement thereof.

8.       INDEMNITY

         8.1 CGI. Subject to their compliance with their obligations set forth in Section 8.2 below, CGI agrees to indemnify and hold Xenotech and Japan Tobacco Inc. and its Affiliates (each an "Indemnitee") and their directors, officers, employees and agents harmless from and against any losses, claims, damages, liabilities or actions (including reasonable attorneys' fees and court and other expenses of litigation) (collectively, the "Liabilities") suffered or incurred in connection with third party claims relating to any Universal Receptor Product manufactured, used, sold or otherwise distributed by CGI and its Affiliates or Sublicensees.


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         8.2 Procedure. If an Indemnitee intends to claim indemnification under this Article 8, it shall promptly notify CGI in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, Sublicensees or their directors, officers, employees or agents intend to claim such indemnification, and CGI shall have the right to participate in, and, to the extent CGI so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by CGI, if representation of such Indemnitee by the counsel retained by CGI would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The indemnity agreement in this Article 8 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to CGI within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve CGI of any liability to the Indemnitee under this Article 8, but the omission so to deliver written notice to CGI shall not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article
8. As a further condition to claim indemnification under this Article 8, the Indemnitee, its employees and agents, shall cooperate fully with CGI and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

9.       TERM AND TERMINATION

         9.1 Effectiveness. This Agreement shall become effective as of the Effective Date.

         9.2 Term. Unless earlier terminated pursuant to Section 9.3, this Agreement shall continue in full force and effect until the later of (i) the expiration of the last to expire patent within the [ * ] Technology which covers Universal Receptor Products; (ii) the abandonment of the last patent application within the [ * ] Technology covering manufacture, use or sale of such Universal Receptor Products; or (iii) the twentieth anniversary of the Effective Date.

         9.3 Termination. CGI may terminate this Agreement and the Research License granted herein, at any time, by providing Xenotech ninety-days written notice.

         9.4 Effect of Termination. Sections 2.2 and 7.3 and this Section 9.4 and Articles 6, 8 and 10 shall survive the expiration and any termination of this Agreement for any reason.


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10.      MISCELLANEOUS

         10.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

         10.2 Waiver. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         10.3 Assignment. This Agreement and the option granted hereunder may not be assigned by CGI to any third party without the written consent of Xenotech; except CGI may assign this Agreement without such consent to (a) an Affiliate (provided that such Affiliate is two-thirds or greater directly or indirectly owned) or (b) an entity that acquires substantially all of the business segment of such assigning party of which this Agreement is a part. Notwithstanding the above, Articles 2 and 3 hereunder may be assigned only to a party that has acquired CGI's rights pursuant to the Master Research License and Option Agreement, in which event such assignee shall have the right to act as a subcontractor for the party that retains or is assigned the balance of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

         10.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

         10.5 Compliance with Laws. In exercising its rights under this Agreement, CGI shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

         10.6 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         10.7 No Implied Obligations. Nothing in this Agreement shall be deemed to require CGI to exploit the [ * ] Technology nor to prevent CGI from commercializing products similar to or competitive with any Universal Receptor Product, in addition to or in lieu of such Universal Receptor Product.

         10.8 Notices. Any notice required or permitted to be given to the parties hereto shall be given in writing and shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail to the other


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party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

         Xenotech:                Xenotech, L.P.
                                  322 Lakeside Drive
                                  Foster City, California 94404
                                  Attn: Chief Financial Officer

         With a copy to:          JT Immunotech USA Inc.
                                  1825 South Grant Street, Suite 220
                                  San Mateo, CA  94402
                                  Attn: President

         and to:                  Gilbert, Segall and Young LLP
                                  430 Park Avenue
                                  New York, NY  10022
                                  Attn:  Neal N. Beaton, Esq.

         CGI:                     Cell Genesys, Inc.
                                  322 Lakeside Drive
                                  Foster City, California 94404
                                  Attn: President

         with a copy to:          Heller Ehrman White & McAuliffe
                                  525 University Avenue
                                  Palo Alto, California  94301
                                  Attn:  Julian N. Stern, Esq.

         10.9 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of Xenotech and CGI are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. CGI shall use efforts consistent with prudent business judgment to obtain such approvals. Xenotech shall cooperate with CGI and shall provide assistance to CGI as reasonably necessary to obtain any required approvals.

         10.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

         10.11 Force Majeure. Nonperformance of either party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform, is beyond the reasonable control and not caused by the


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negligence, intentional conduct or misconduct of the non-performing party.

         10.12 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER.

         10.13 Dispute Resolution; Arbitration. The parties will attempt to resolve any dispute under this Agreement by mutual agreement, and, if required, there shall be a face-to-face meeting between senior executives of the parties. Any dispute under this Agreement which is not settled after such meeting, shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' fees. The prevailing party in any arbitration, as determined by the arbitration panel, shall be entitled to an award against the other party in the amount of the prevailing party's costs and reasonable attorneys' fees. The arbitration shall be held in San Francisco, California. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty days following the final decision of the arbitrators. Any arbitration shall be completed within six months from the filing of notice of a request for such arbitration.

         10.14 Complete Agreement. It is understood and agreed between Xenotech and CGI that this Agreement constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Xenotech and CGI.

         10.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

         10.16 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.


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         10.17 Nondisclosure. Except as set forth in Article 6 herein, each of the parties hereto agrees not to disclose to any third party the terms of this Agreement without the prior written consent of each other party hereto, except to advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Without limitation upon any provision of this Agreement, each of the parties hereto shall be responsible for the observance by its employees, consultants and contractors of the foregoing confidentiality obligations.

            IN WITNESS WHEREOF, the parties have executed this Agreement, their respective officers hereunto duly authorized, as of the day and year first above written.


XENOTECH, INC. (as General                  CELL GENESYS, INC.
Partner of XENOTECH, L.P.)


By:  /s/ Takashi Kamiya                  By:  /s/ Stephen A. Sherwin, M.D.
     _________________________                ____________________________
     Takashi Kamiya,                          Stephen A. Sherwin, M.D.
     Chairman                                 Chairman, President and
                                              Chief Executive Officer



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                                   SCHEDULE 2

                         ROYALTIES PAYABLE BY XENOTECH

                                     [ * ]

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                                   SCHEDULE 1


DOCKET NO.      FILING DATE     SERIAL NO.      TITLE           INVENTORS

                                     [ * ]

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                                   SCHEDULE 1


DOCKET NO.      FILING DATE     SERIAL NO.      TITLE           INVENTORS

                                     [ * ]

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                                    EXHIBIT A


                   FORM OF UNIVERSAL RECEPTOR PRODUCT LICENSE



         THIS UNIVERSAL RECEPTOR PRODUCT LICENSE AGREEMENT (the "Agreement") effective the ____ day of _________________, ____, is made by and between XENOTECH, L.P., a California limited partnership ("Xenotech"), and CELL GENESYS, INC., a Delaware corporation ("Licensee").

                                    RECITALS

         Xenotech desires to grant to Licensee and Licensee desires to acquire from Xenotech an exclusive worldwide license or sublicense, as the case may be, under the [ * ] Technology to commercialize the Universal Receptor Product
(as defined below), on the terms and conditions herein.

         NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the terms set forth in this Article shall have the meanings set forth below.

         1.1 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with Licensee or Xenotech. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, Xenotech shall not be an Affiliate of Licensee under this Agreement and Xenotech shall not be considered controlled by Licensee for purposes of determining Affiliates of Licensee.

         1.2 "Effective Date" shall mean the date this Agreement is executed by Xenotech and Licensee.

         1.3 "License Fee" shall have the meaning set forth in Section 3 hereof.

         1.4 "Licensed Field" shall mean [ * ].

         1.5 "Net Sales" shall mean [ * ] of [ * ], where, [ * ] shall mean [ * ] Licensee or its Sublicensees to customers for the Universal Receptor Product [ * ]

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[ * ] shall not include sales by Licensee to its Affiliates for resale, provided
that Licensee shall include the [    *    ] such Affiliates [*] third
parties on the resale of such Universal Receptor Product. Notwithstanding the foregoing, [ * ] shall include [ * ], but notwithstanding any of the foregoing, shall not include [ * ]. Notwithstanding the foregoing, "Net Sales" for Universal Donor Cell products shall be [ * ].

         1.6 "Product Target" shall mean [specific Target as described in Notice].

         1.7 "Sublicensee" shall mean a third party that is not an Affiliate to whom Licensee has granted a sublicense under the [ * ] Technology to make, use and/or sell the Universal Receptor Product to the extent of the rights of Licensee therein. "Sublicensee" shall also include a third party to whom Licensee has granted the right to distribute such Universal Receptor Product, provided that such third party is responsible for the marketing and promotion of the Universal Receptor Product within the applicable country.

         1.8 "Universal Donor Cell" shall mean [ * ]

         1.9 "Universal Donor Cell Product" shall mean [ * ]

         1.10 "Universal Receptor License Option Agreement" shall mean that certain Universal Receptor License Option Agreement between Xenotech and Licensee dated as of June 28, 1996.

         1.11 "Universal Receptor Product" shall mean a substance that is developed utilizing [ * ]


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[ * ] Universal Receptor Technology.

         1.12 "Universal Receptor Technology" shall mean technology for universal receptors [ * ]. As used herein, "universal receptor" shall mean a receptor [ * ]

         1.13 "Valid Claim" shall mean a claim of a pending or issued and unexpired patent included within the [ * ] Technology, which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

         1.14 "[ * ] Technology" shall mean (i) all U.S. patent applications and patents listed on Schedule 1 and patents issuing on such patent applications; (ii) any continuations, divisionals, reexaminations, reissues or extensions of any of (i) above; (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above; (iv) the [ * ] Mice (as defined in the Universal Receptor License Option Agreement).

2.       LICENSE GRANTS

         Subject to the terms and conditions of this Agreement, Xenotech hereby grants to Licensee an exclusive license or sublicense, as the case may be, under the [ * ] Technology, to make and have made the Universal Receptor
Product anywhere in the world for use, sale, export or other distribution in the Licensed Field in the Territory. Such license or sublicense shall be exclusive even as to Xenotech, and shall include the exclusive right to grant and authorize sublicenses for exploitation worldwide. Pursuant to the license granted hereunder, Licensee shall not have the right to sublicense or


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
transfer the [ * ] Mice to its Sublicensees.

3.       LICENSE FEE

         Licensee shall pay to Xenotech within thirty days of the Effective Date a license fee of [ * ] (the "License Fee").

4.       ROYALTIES

         4.1 Royalty Rates. In consideration for the license and rights granted herein, Licensee agrees to pay to Xenotech royalties of [ * ] of Net Sales of the Universal Receptor Product by it and its Affiliates and Sublicensees.

         4.2 Royalty Offsets. Licensee shall have the right to reduce the rate at which any royalties are payable to Xenotech pursuant to Section 4.1 by offsetting the [ * ] provided, however, that the royalty rates paid by Licensee pursuant to Section 4.1 shall not be reduced to less than [ * ] the rate set forth in Section 4.1 above. [ * ]

         4.3 Single Royalty; Non-Royalty Sales. Only one royalty shall be payable with respect to any Universal Receptor Product, regardless of how many claims or patents within the [ * ] Technology cover such Universal
Receptor Product. In addition, no royalty shall be payable under this Article 4 with respect to sales of the Universal Receptor Product among Licensee and its Affiliates and/or Sublicensees or for use in research and/or development or clinical trials.

         4.4 No Patent Protection. Royalties shall be payable at the rates specified in Section 4.1 or 4.2 above only with respect to sales of the Universal Receptor Product that would infringe a Valid Claim in the country in which such Universal Receptor Product is sold. In the event that such Universal Receptor Product is not covered by a Valid Claim in such country, Xenotech shall be paid a royalty on such sales in accordance with this Article 4, [ * ]


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         4.5 Combination Products. In the event that the Universal Receptor
Product is sold in combination as a single product with another product or component, Net Sales from such combination sales for purposes of calculating the amounts due under this Article 4 shall be [ * ] In the event that no such separate sales are made in the same quarter by Licensee, Net Sales for royalty determination shall be [ * ]

         4.6 Termination of Royalties. Royalties under Section 4.1, 4.2 or 4.4 will be due until the latter of (i) ten years from the first commercial sales of product in any country, or (ii) on a country-by-country basis, the expiration of the last-to-expire patent within the [ * ] Technology covering the Universal Receptor Product in such country.

5.       THIRD PARTY ROYALTIES

         5.1 Royalties Payable by Xenotech. Xenotech will be responsible for the payment of any royalties, license fees and milestone and/or other payments due to third parties under licenses or similar agreements entered into by Xenotech necessary to allow the manufacture, use or sale of the Universal Receptor Product. Licensee shall reimburse Xenotech for any royalties paid by Xenotech to third parties under licenses or similar agreements covering the Universal Receptor Product necessary to allow the manufacture, use or sale or other exploitation of the Universal Receptor Product anywhere in the world. Licensee shall continue any such reimbursement payments to Xenotech until Xenotech's obligation to pay royalties to a third party under any license covering the Universal Receptor Product expires or terminates. Xenotech agrees to notify Licensee if it enters into any license or similar agreement after the Effective Date which would obligate Licensee to make any payments under this Section 5.1.

         5.2 Royalties Payable by Licensee. Licensee will be responsible for the payment of any royalties, license fees and milestone and other payments due to third parties under licenses or similar agreements entered into by Licensee to allow the manufacture, use or sale of the Universal Receptor Product.

6.       ACCOUNTING AND RECORDS

         6.1 Royalty Reports and Payments. After the first commercial sale of the Universal Receptor Product on which royalties are required, Licensee agrees to make quarterly written reports to Xenotech within eighty days after the end of each calendar quarter, stating in each such report the number,


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description, and aggregate Net Sales of Universal Receptor Product sold during the calendar quarter upon which a royalty is payable under Article 4 above. Concurrently with the making of such reports, Licensee shall pay to Xenotech royalties at the applicable rate specified in Section 4.1, 4.2 or 4.4 above and all royalties payable pursuant to Section 5.1 above, and any adjustment to Net Sales for a prior period in accordance with the definition of Net Sales in
Section 1.5 hereof. All payments to Xenotech hereunder shall be made in U.S. Dollars to a bank account designated by Xenotech.

         6.2 Third Party License Payments. If Xenotech is obligated to pay royalties to a third party prior to ninety days after the end of the calendar quarter, Xenotech shall so notify Licensee and Licensee shall provide the reports and payments set forth in Section 6.1 above not later than ten days before the date such payments are due to the third party. Up to thirty-five days before such payments are due, Xenotech may provide Licensee with an invoice by facsimile setting forth the royalties Xenotech must pay third parties with respect to Licensee's activities in the Territory in the preceding quarter, and Licensee shall pay such invoices within thirty days of receipt of such invoice.

         6.3 Records; Inspection. Licensee shall keep (and cause its Affiliates and Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to Xenotech under this Agreement. Such books and records shall be kept at the principal place of business of Licensee or its Affiliates or Sublicensees, as the case may be, for at least three years following the end of the calendar quarter to which they pertain. Such records of Licensee or its Affiliates will be open for inspection during such three-year period by a representative of Xenotech for the purpose of verifying the royalty statements. The Xenotech representative will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Licensee shall require each of its Sublicensees to maintain similar books and records and to open such records for inspection during the same three-year period by a representative of Licensee reasonably satisfactory to XT on behalf of, and as required by, XT for the purpose of verifying the royalty statements. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by Xenotech and Licensee. Inspections conducted under this Section 6.3 shall be at the expense of Xenotech, unless a variation or error producing an increase exceeding [ * ] of the amount stated for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating thereto will be paid by Licensee. Upon the expiration of three years following the end of any fiscal year, the calculation of royalties payable with respect to such year shall be binding and conclusive, and Licensee shall be released from any liability or accountability with respect to royalties for such year.


                                       -6-

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         6.4  Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

         6.5 Late Payments. Any payments due from Licensee that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law [ * ] calculated on the number of days such payment is delinquent. This Section 6.5 shall in no way limit any other remedies available to any party.

         6.6  Withholding Taxes.

              6.6.1 Unless immediately reimbursable under Section 6.6.2 below, all payments required to be made pursuant to Articles 3, 4 and 5 hereof shall be without deduction or withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction. Such taxes are referred to herein as "Withholding Taxes" and such Withholding Taxes shall be the sole responsibility of the withholding party. The withholding party shall provide a certificate evidencing payment of any Withholding Taxes hereunder.

              6.6.2 Xenotech agrees to elect to claim a tax credit for Withholding Taxes with respect to which it is entitled so to elect, and further agrees not to amend such election for the full carry-forward period with respect to such credit. At the time that Xenotech realizes a reduction in U.S. tax liability by actually utilizing the Withholding Taxes as a credit against regular U.S. tax liability (determined on a "first-in-first-out" basis pro rata with other available foreign tax credits), then the amount of such reduction attributable to such credit shall immediately be reimbursed to the withholding party. For these purposes, a reduction in U.S. tax liability shall include both a direct reduction in Xenotech's own tax liability and a reduction in the U.S. tax liability of any of its partners.

         6.7 Tax Indemnity. Except as provided in Section 6.6, each party (the "Tax Indemnitor") shall indemnify and hold harmless the other party hereto (each a "Tax Indemnitee") from and against any tax or similar governmental charge assessed solely because of this Agreement with respect to and directly attributable to the income or the assets of the Tax Indemnitor. In the event that any governmental agency shall make a claim against a party hereto which could give rise to an indemnity hereunder, such potential Tax Indemnitee shall give reasonably prompt notice to the potential Tax Indemnitor of the assertion of such claim. If the


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
transmission of such notice is unreasonably deferred and has a material, adverse affect on the ability of the potential Tax Indemnitor to challenge such claim, such potential Tax Indemnitor shall be released from liability hereunder. The Tax Indemnitor alone shall (at its own expense) control the defense or compromise of any such claim. The Tax Indemnitee shall execute any documents required to enable Tax Indemnitor to defend such claim, provide any information necessary therefor, and cooperate with Tax Indemnitor in such defense.

         6.8 Xenotech Tax Indemnity. Xenotech shall indemnify and hold harmless Licensee and its Affiliates from and against any increase to its country of incorporation income tax liability directly attributable to a positive adjustment to the amount of gross receipts (an "Adjustment") reported or reportable by such party from the income, including the royalty income, received from Licensee on Universal Receptor Products. The amount payable hereunder shall be equal to the difference between (a) the product of (i) the amount of the Adjustment, and (ii) the highest combined marginal corporate tax rate in the country of incorporation in effect for the taxable year for which such Adjustment is made, and (b) the reduction in the party's foreign tax liability, which for purposes of this Agreement shall be equal to the product of (i) the amount of any correlative adjustment to its foreign taxable income, and (ii) the highest combined marginal foreign corporate tax rate in effect for the taxable year for which the correlative adjustment is made. No indemnification payment shall be required hereunder until comprehensive efforts to obtain a correlative adjustment to Licensee's or its Affiliates' taxable income in a foreign state (which may include, for example invoking competent authority provisions under the U.S. Japanese Income Tax Treaty (if applicable) or other applicable bilateral tax treaty) have, to the extent reasonable to do so, been exhausted.

7.       RESEARCH and DEVELOPMENT

         Licensee shall independently furnish and be responsible for funding and conducting all of its preclinical and clinical research and development of the Universal Receptor Product, at its own expense.

8.       PATENTS

         8.1 Xenotech Responsibilities. Xenotech or its licensor, as they may agree, shall be responsible for preparing, filing, prosecuting and maintaining patent applications and patents worldwide, in such countries as it deems appropriate, and conducting any interferences, reexaminations, reissues, oppositions or requests for patent term extensions relating to the [ * ] Technology. Xenotech shall keep Licensee reasonably informed as to the status of such patent matters, including without limitation, by providing Licensee the opportunity to review and comment on any documents which will be


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
filed in any patent office, and providing Licensee copies of any material documents received by Xenotech from such patent offices including notice of all interferences, reexaminations, oppositions or requests for patent term extensions. Licensee shall cooperate with and assist Xenotech in connection with such activities, at Xenotech's request and expense.

         8.2 Infringement Claims. If the production, sale or use of the Universal Receptor Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against Licensee (or its Affiliates or Sublicensees), Licensee shall promptly notify Xenotech thereof in writing setting forth the facts of such claim in reasonable detail. [ * ] Licensee shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its choice. Licensee shall keep Xenotech reasonably informed of all material developments in connection with any such claim, suit or proceeding. [ * ] Notwithstanding the above, Licensee shall not be able to settle any such claim, suit or proceeding that involves any admission of the invalidity of the [ * ] Technology.

         8.3 Enforcement. In the event that Licensee becomes aware that any [ * ] Technology necessary for the practice of the license granted herein is infringed or misappropriated by a third party in any country in which Licensee has rights hereunder, or is subject to a declaratory judgment action arising from such infringement in such country, Licensee shall promptly notify Xenotech and Xenotech shall thereafter promptly notify the owner of such intellectual property. Xenotech or its licensor, as they may agree, shall have the exclusive right to enforce, or defend any declaratory judgment action, at its expense, involving any [ * ] Technology. In such event, Xenotech shall keep Licensee reasonably informed of the progress of any such claim, suit or proceeding. Any recovery received by Xenotech as a result of any such claim, suit or proceeding shall be used first to reimburse Xenotech for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, [ * ]


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
         8.4 Patent Marking. Licensee agrees to mark and have its Affiliates and Sublicensees mark all Universal Receptor Product sold pursuant to this Agreement in accordance with the applicable statute or regulations in the country or countries of manufacture and sale thereof.

9.       CONFIDENTIALITY

         9.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by another party hereto pursuant to this Agreement except to the extent that it can be established by the receiving party by competent proof that such information:

              (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

              (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

              (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

              (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

         9.2  Permitted Disclosures. Notwithstanding Sections 9.1 above and
14.16 below, each party hereto may disclose the other party's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, making a permitted sublicense or otherwise exercising its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of the other party's secret or confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use its efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding the foregoing, Xenotech shall not disclose to third parties, clinical data or regulatory filings received from Licensee except as agreed in writing by Licensee.

10.      SUBLICENSES

         Pursuant to Article 2 herein, Licensee will have the right to grant and authorize sublicenses to third parties; provided, however, the Licensee shall remain responsible for any payments due Xenotech for Net Sales of the Universal Receptor Product by any Sublicensee. [ * ] Any sublicense granted by Licensee pursuant to this Agreement shall provide that the Sublicensee will be subject to the applicable terms of this Agreement. Licensee will promptly provide Xenotech with a copy of relevant portions of each sublicense agreement, as reasonably required by Xenotech.

11.      INDEMNITY

         11.1 Licensee. Subject to their compliance with their obligations set forth in Section 11.2 below, Licensee agrees to indemnify and hold Xenotech and Japan Tobacco Inc. and its Affiliates (each an "Indemnitee") and their directors, officers, employees and agents harmless from and against any losses, claims, damages, liabilities or actions (including reasonable attorneys' fees and court and other expenses of litigation) (collectively, the "Liabilities") suffered or incurred in connection with third party claims relating to any Universal Receptor Product manufactured, used, sold or otherwise distributed by Licensee and its Affiliates or Sublicensees.

         11.2 Procedure. If an Indemnitee intends to claim indemnification under this Article 11, it shall promptly notify Licensee in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, Sublicensees or their directors, officers, employees or agents intend to claim such indemnification, and Licensee shall have the right to participate in, and, to the extent Licensee so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by Licensee, if representation of such Indemnitee by the counsel retained by Licensee would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The indemnity agreement in this Article 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to Licensee within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve Licensee of any liability to the Indemnitee under this
Article 11, but the

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omission so to deliver written notice to Licensee shall not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article
11. As a further condition to claim indemnification under this Article 11, the Indemnitee, its employees and agents, shall cooperate fully with Licensee and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

12.      REPRESENTATIONS AND WARRANTIES

         12.1 Xenotech.  Xenotech represents and warrants that:

              (i) it has the full right and authority to enter into this Agreement and grant the rights and license granted herein;

              (ii) it has not previously granted and will not grant any rights inconsistent or in conflict with the rights and license granted to Licensee herein;

              (iii) there are no existing or threatened actions, suits or claims pending against Xenotech with respect to the [ * ] Technology or the right of Xenotech to enter into and perform its obligations under this Agreement;

              (iv) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the [ * ] Technology, or any portion thereof, with respect to the Universal Receptor Product, or its manufacture or use; and

              (v) Schedule 2 hereto sets forth all royalties, license fees, milestone payments and similar payments due to third parties for which Licensee is obligated to reimburse Xenotech under Section 5.1 above as of the Effective Date.

         12.2 Licensee. Licensee represents and warrants that: (i) it has the full right and authority to enter into this Agreement; (ii) to its knowledge, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof (except for the pending or threatened litigation with GenPharm International, Inc.) or the right of Licensee to enter into and perform its obligations under this Agreement; and (iii) it has not entered and during the term of this Agreement will not enter any other agreement inconsistent or in conflict with this Agreement.

         12.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, XENOTECH MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF [ * ] TECHNOLOGY CLAIMS, ISSUED OR PENDING.


                                      -12-

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
         12.4 Effect of Representations and Warranties. It is understood that if the representations and warranties under this Article 12 are not true and accurate and a party incurs liabilities, costs or other expenses as a result of such falsity, the party at fault shall indemnify, defend and hold the injured party harmless from and against any such liabilities, costs or expenses incurred, provided that the party at fault receives prompt notice of any claim against the injured party resulting from or related to such falsity and the sole right to control the defense or settlement thereof.

13.      TERM AND TERMINATION

         13.1 Effectiveness. This Agreement shall become effective as of the Effective Date and the license rights granted by Xenotech under Article 2 above shall be in full force and effect as of such date.

         13.2 Term. Unless earlier terminated pursuant to the other provisions of this Article 13, this Agreement shall continue in full force and effect until the later of (i) the expiration of the last to expire patent within the [ * ] Technology covering manufacture, use or sale of the Universal Receptor Product or (ii) the twentieth anniversary of the Effective Date.

         13.3 Termination for Breach. Either party to this Agreement may terminate this Agreement in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such shall have continued for sixty days after written notice thereof was provided to the breaching party by the non-breaching party that terminates the Agreement as to such party. Any termination shall become effective at the end of such sixty day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty day period. However, if the party alleged to be in breach of this Agreement disputes such breach within such sixty day period, the non-breaching party shall not have the right to terminate this Agreement unless it has been determined by an arbitration proceeding in accordance with Section 14.12 below that this Agreement was materially breached, and the breaching party fails to cure such breach within thirty days following the final decision of the arbitrators or such other time as directed by the arbitrators.

         13.4 Other Termination Rights. Licensee may terminate this Agreement and the license granted herein, in its entirety or as to any particular patent within the [ * ] Technology in a particular country, at any time, by providing Xenotech ninety-days written notice. In the event of termination as to a particular patent, the subject patent in such country shall cease to be within the [ * ] Technology for all purposes of this Agreement.

         13.5     Effect of Termination.


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              13.5.1 Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party or which is attributable to a period prior to such termination.

              13.5.2 In the event this Agreement is terminated for any reason, Licensee and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of the stock of any Universal Receptor Product subject to this Agreement then on hand. Upon termination of this Agreement by Xenotech for any reason, any sublicense granted by Licensee hereunder shall survive, provided that upon request by Xenotech, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.

              13.5.3 This Agreement, including, without limitation, the license granted pursuant to this Agreement, shall survive any dissolution, liquidation or acquisition of Xenotech. Such license shall remain in full force and effect even after any distribution, following dissolution, of the intellectual property owned or licensed to Xenotech, to any entity. Any transfer of such intellectual property prior to or following dissolution shall be subject to the license granted herein.

              13.5.4 This Agreement, including the license granted in Article 2, is independent of, and shall not be affected by, any breach or termination of the any other agreement between the parties or their Affiliates.

              13.5.5 Sections 6.3, 6.5, 6.6, 6.7 and 6.8 and Articles 9, 11, 12,
13 and 14 shall survive the expiration and any termination of this Agreement for any reason.

14.      MISCELLANEOUS

         14.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

         14.2 Waiver. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         14.3 Assignment. This Agreement and the license granted hereunder may not be assigned by Licensee to any third party without the written consent of Xenotech; except CGI may assign this Agreement without such consent to (a) an Affiliate (provided that such Affiliate is two-thirds or greater directly or indirectly owned) or (b) an entity that acquires substantially all of the business segment of such assigning party of which this Agreement is a part. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

         14.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

         14.5 Compliance with Laws. In exercising its rights under this license, Licensee shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

         14.6 No Implied Obligations. Nothing in this Agreement shall be deemed to require Licensee to exploit the [ * ] Technology nor to prevent Licensee from commercializing products similar to or competitive with any Universal Receptor Product, in addition to or in lieu of such Universal Receptor Product.

         14.7 Notices. Any notice required or permitted to be given to the parties hereto shall be given in writing and shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

         Xenotech:                Xenotech, L.P.
                                  322 Lakeside Drive
                                  Foster City, California 94404
                                  Attn: Chief Financial Officer

         With a copy to:          JT Immunotech USA Inc.
                                  1825 South Grant Street, Suite 220
                                  San Mateo, CA  94402
                                  Attn: President

         and to:                  Gilbert, Segall and Young LLP
                                  430 Park Avenue
                                  New York, NY  10022
                                  Attn:  Neal N. Beaton, Esq.

         Licensee:                Cell Genesys, Inc.
                                  322 Lakeside Drive
                                  Foster City, California 94404
                                  Attn: President


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         with a copy to:          Heller Ehrman White & McAuliffe
                                  525 University Avenue
                                  Palo Alto, California  94301
                                  Attn:  Julian N. Stern, Esq.

         14.8 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of Xenotech and Licensee are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. Licensee shall use efforts consistent with prudent business judgment to obtain such approvals. Xenotech shall cooperate with Licensee and shall provide assistance to Licensee as reasonably necessary to obtain any required approvals.

         14.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith the appropriate revised agreements.

         14.10 Force Majeure. Nonperformance of either party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform,is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party.

         14.11 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER.

         14.12 Dispute Resolution; Arbitration. The parties will attempt to resolve any dispute under this Agreement by mutual agreement, and, if required, there shall be a face-to-face meeting between senior executives of the parties. Any dispute under this Agreement which is not settled after such meeting, shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' fees. The prevailing party in any arbitration, as determined by the arbitration panel, shall be entitled to an award against the other party in the amount of the prevailing party's costs and reasonable attorneys fees. The arbitration shall be held in San Francisco, California. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty days following the final decision of the arbitrators. Any arbitration shall be completed within six months from the filing of notice of a request for such arbitration.

         14.13 Complete Agreement. It is understood and agreed between Xenotech and Licensee that this Agreement constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Xenotech and Licensee.

         14.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

         14.15 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

         14.16 Nondisclosure. Except as set forth in Article 9 herein, each of the parties hereto agrees not to disclose to any third party the terms of this Agreement without the prior written consent of each other party hereto, except to advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Without limitation upon any provision of this Agreement, each of the parties hereto shall be responsible for the observance by its employees, consultants and contractors of the foregoing confidentiality obligations.

         IN WITNESS WHEREOF, the parties have executed this Agreement, their respective officers hereunto duly authorized, as of the day and year first above written.


XENOTECH, INC. (as General
Partner of XENOTECH, L.P.)


By:   __________________________

Name: __________________________

Title:__________________________


CELL GENESYS, INC.


By:   __________________________

Name: __________________________

Title:__________________________

                                    EXHIBIT B


The definition of Target will be based in the [ * ] of the desired antibody. [ * ] That is to say, [ * ], if a family [ * ] It is understood that the [ * ] In some cases the substance to be designated as a [ * ] The definition of Target is illustrated in the following examples:

         EXAMPLE 1.  [ * ]

         This is an example of a [ * ]. If any one of the [ * ], then [ * ]. Thus, if [ * ] to a similar [ * ]. All four of these Targets are [ * ] other.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         EXAMPLE 2.  [ * ]

         This is an example of [ * ]. In this case, [ * ]. Therefore, it is possible to claim any [ * ]. In this case, it may also be [ * ], in which case the family could be defined as, for example, [ * ]. The product antibody, then, would have to be [ * ]

         EXAMPLE 3.  [ * ]

         This is an example of [ * ], in this case [ * ] The difference between this situation and Example 2 is that it may be difficult or impossible to define [ * ]. In such a case, a different approach [ * ] may be required. For example, [ * ]

                                       -2-

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.